Exhibit 4.19

NOTICE/CONFIDENTIAL - COPYRIGHTED MATERIAL

This document is protected under the copyright laws of the United States and international copyright treaties, and contains proprietary, confidential information of Calfee, Halter & Griswold LLP. Any use, duplication, publication, display, modification, adaptation or dissemination of this document or its contents requires the express written permission of Calfee, Halter & Griswold LLP.

Copyright 2002, Calfee, Halter & Griswold LLP

All Rights Reserved.

RETIREMENT SAVINGS TRUST AND PLAN

ADOPTION AGREEMENT

(Profit Sharing #001)

For

A PROTOTYPE PLAN

SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

(216) 622-8200

(1)           Establishment of Plan. North Coast Energy, Inc. (the “Company”) hereby adopts the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (the “Trust and Plan”) as of the date set forth below (“Adoption Date”), by completing this Adoption Agreement, establishing the retirement savings plan and trust agreement in the form of the attached prototype plan.*

* This Adoption Agreement shall be of no force and effect and Calfee, Halter & Griswold LLP shall have none of the responsibilities imposed upon a Prototype Plan Sponsor with respect to the Company, a Participating Company or any Trust and Plan participants unless and until such time as Calfee, Halter & Griswold LLP acknowledges receipt of and accepts this Adoption Agreement, in writing, as set forth on the last page hereof.

(2)           Plan Information.

☐    New Plan

☒    Amendment and Restatement of:

☒    Same Plan

☐    Prototype Plan

☐    Master Plan

☐    Other (merger, consolidation, etc.)

If Restatement or Merger, enter names of Predecessor

Plans:

(3)           Plan No. 001

(4)           Plan Type. The Company intends this Trust and Plan to be:

☐    A Simple Plan (1) for the following Plan Years:

☐    1997

☐    1998

☐    1999

☐    2000

☐    2001

☐    all Plan Years after

(1) Employer must have 100 or fewer employees who received at least $5,000 in Compensation from the Employer during the preceding year and employees must not be covered under any other plan, contract, pension or trust described in Section 219(g)(5)(A) or (b) of the Code.  No contributions may be made to this Trust and Plan other than pre-tax contributions pursuant to Section (23)(b) and Participating Company contributions pursuant to Section (23)(a)(vi).

☐	other:

☒    A Safe Harbor Plan for the following Plan Years:

☐    1999

☐    2000

☐    2001

☒    all Plan Years after 2002

☐	other:

(5)           Company Information. Company name, address, telephone number and employer identification number:

North Coast Energy, Inc.

1993 Case Parkway

Twinsburg, OH  44087

(330) 425-2330

EIN:  34-1792016

(6)           Controlled Group. Corporations or other business organizations related to the Company under Sections 414(b), (c), (m) and (o) of the Internal Revenue Code (the “Code”) are:

North Coast Operating, Inc.

NCE Securities, Inc.

North Coast Energy Eastern, Inc.

(7)           Participating Companies. Participating Companies under the Trust and Plan are:  (select one)

☐            All of the members of the Controlled Group under Section (6) above

☒            Other (specify):

Name	Adoption Date	Cessation Date

North Coast Energy, Inc.	4/1/84

North Coast Energy Eastern, Inc. (f.k.a. Peake Energy, Inc.)	4/1/00

Each Participating Company must agree to be bound by the terms of the Trust and Plan.

(8)           Effective Date. The Effective Date of the Trust and Plan is April 1, 1984.

(9)           Restatement Date. The General Restatement Date of this Trust and Plan, if applicable, is January 1, 2003.

(10)         Taxable Year. The Company’s Taxable Year is the 12 consecutive month period ending on December 31.

(11)         Plan Year. The Plan Year is: (2) (select one)

☐            the Company’s Taxable Year

☒            the 12 consecutive calendar month period ending on December 31.

(12)         Limitation Year. The Limitation Year is:  (select one)

☒            the Plan Year

☐            the 12 consecutive calendar month period ending on                   and each anniversary thereof

(13)         Testing Year for ADP Test. The Testing Year for purposes of Average Deferral Percentage testing is: (select one or more, as appropriate)  N/A

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

(14)         Testing Year for ACP Test. The Testing Year for purposes of the Average Contribution Percentage Test is: (select one or more as appropriate) (3)  N/A

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

(2) If the Company intends for the Trust and Plan to be a Simple Plan, the Plan Year must be the calendar year.

(3) For Plan Years beginning on or after the later of the Effective Date or the GUST Restatement Date, the option selected in Section (14) must be the same as the option selected in Section (13).

☐            For Plan Years beginning on or after

☐    Current Year

☐    Prior Year

(15)         Covered Employees. Covered Employees under the Trust and Plan are all Employees of Participating Companies, excluding the following:  (select all that apply)

☐            aliens whose expected employment within the United States will be less than

☒            Employees covered by a collective bargaining agreement to which a Participating Company is a party, unless such collective bargaining agreement provides for participation in the Trust and Plan

☐            salaried Employees

☐            hourly-paid Employees

☐            Leased Persons

☐            commissioned salesmen

☐	job categories at the
location

☐            unless the Company takes action to the contrary, individuals who became employees as the result of an asset or stock acquisition, merger or similar transaction during the period beginning on the date of the transaction and ending on the last day of the first plan year beginning after the date of the transaction

☒            other (specify):  Seasonal employees working less than 1,000 Hours in a calendar year.

☐            none

(16)         Service. An Employee’s Service, as defined in Article 3 of the Trust and Plan, will be determined as follows:

(a)           Eligibility. An Employee’s eligibility to participate in the Trust and Plan is calculated pursuant to the following method:  (select one)

☐            elapsed time method

☒            hours method

☐            not applicable

(b)           Vesting. An Employee’s Vesting Service under the Trust and Plan is calculated pursuant to the following method:

Years Ending Before                         (Effective Date or other date) (select one)

☐            elapsed time method

☐            hours method

☐            not applicable

Years Ending After   Effective Date   (Effective Date or other date) (select one)

☐            elapsed time method

☒            hours method

☐            not applicable

(c)           Crediting of Service Based on Hours Worked. The following equivalency will be used to determine Service to be credited to Participants based on working time method: (select one)

☒            1 Hour for each Hour of Service as described in Section 3.2(a) of the Trust and Plan

☐            1.15 Hours for each Hour of Service as defined in Section 3.2(a) of the Trust and Plan actually worked by Employee

☐            1.33 Hours for each Hour of Service as defined in Section 3.2(a) of the Trust and Plan which was a regular time hour actually worked by Employee

☐            10 Hours for each day Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            45 hours for each week Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            95 Hours for each semi-monthly payroll period during which Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            190 Hours for each month Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

(d)           Predecessor Employer Service. Service with the following predecessor employers will be credited under the Trust and Plan:

Employer Name	Period of Service

(17)         Participation Requirements. To become a Participant, a Covered Employee must satisfy the following requirements:

(a)           Service Requirement. To become eligible to participate in the Trust and Plan, a Covered Employee: (select one)

☐            need not complete any waiting period

☒            must complete 1 Years(s) of Service (may not exceed 2) (4)  (The term “Year of Service” is defined in Section 3.2(e) of the Trust and Plan and requires that the an Employee completes at least 1,000 Hours of Service within such year.)

☐            must complete             consecutive month(s) of Service without regard to the number of Hours of Service completed (may not exceed 24)

(4) A 2-year or 24-month service requirement may be elected only in the event that the Trust and Plan provides for full and immediate vesting.

(b)           Special 401(k) Service Requirement. To become eligible to make 401(k) contributions under the Trust and Plan, a Covered Employee:  (select one)

☐            need not complete any waiting period

☒            must complete 1 Year of Service

☐            must complete            consecutive month(s) of Service (without regard to the number of Hours of Service completed)

☐            not applicable

(c)           Age Requirement. To become eligible to participate in the Trust and Plan a Covered Employee:  (select one)

☐            need not attain any minimum age

☒            must be at least 21 years of age (not more than 21)

(18)         Entry Date. An eligible Covered Employee commences participation in the Trust and Plan:  (select one)

☐            immediately upon meeting the eligibility requirements

OR

☐            on the 1st day of the month

☐            on the 1st day of the Plan Year

☒            on the earlier of January 1 or July 1 (first day of the first month or first day of the seventh month of the Plan Year)

☐            on the 1st day of each calendar quarter

coinciding with or next following the date such Covered Employee meets the eligibility requirements of Sections (17)(a) and (17)(c).

(19)         Enrollment Date. An eligible Covered Employee may commence making 401(k) contributions under the Trust and Plan:

☐            on the 1st day of any payroll period after meeting the eligibility requirements

OR

☐            on the 1st day of any month

☐            on the 1st day of the Plan Year

☒            on the earlier of January 1 or July 1 (first day of the first month or first day of the seventh month of the Plan Year)

☐            on the 1st day of each calendar quarter

coinciding with or next following the date such Covered Employee meets the eligibility requirements of Sections (17)(b) and (17)(c).

(20)         Compensation.

(a)           Basic Definition.   A Participant’s Compensation shall be determined on the basis of the following:  (select one)

☐            Section 415 compensation as described in Section 2.14(a)(i) of the Trust and Plan

☐            Modified Section 415 compensation as described in Section 2.14(a)(ii) of the Trust and Plan

☐            Modified Section 3121 compensation as described in Section 2.14(a)(iii) of the Trust and Plan

☒            Modified Section 3401 compensation as described in Section 2.14(a)(iv) of the Trust and Plan

☐            W-2 earnings as described in Section 2.14(a)(v) of the Trust and Plan for all Plan Years

(b)           Safe Harbor Adjustments To Compensation: (select all that apply)

☒            Compensation shall be increased for salary reduction amounts under Code Sections 401(k), 125, 403(b) and similar plans as described in Section 2.14(b)(i) of the Trust and Plan, and for Plan Years beginning on and after January 1, 2001, for salary reduction amounts under Code Section 132(f)(4)

☐            Compensation shall be reduced by any extra benefits as described in Section 2.14(b)(ii) of the Trust and Plan

☐            none of the above.

(c)           Other Exclusions From Compensation(5): (select all that apply)

☒            pre-entry date Compensation

☐            commissions

☒            bonuses (whether discretionary or non-discretionary)  (Excluded from Compensation only for purposes of making pre-tax contributions; included for purposes of determining matching contributions and non-elective profit sharing contributions.)

☐            commissions, overtime and bonuses (whether discretionary or non-discretionary)

☒            other fringe benefits

☐            none of the above

(21)         Family Aggregation Rules. The Family Aggregation Rules should be applied to Limit Compensation as follows:  N/A

☐            The Family Aggregation Rules shall continue to apply for Plan Years beginning on or after                     and prior to                    (date of Amendment or Restatement)

☐            The Family Aggregation Rules shall not apply for any Plan Years beginning after December 31, 1996

(22)         Top-Paid Group. For purposes of determining the “Top-Paid Group” of Employees of the Controlled Group for a Plan Year, the following Employees shall be excluded: (select all that apply)  N/A

☐            Employees who have not completed           months (may not exceed 6 months) of service

☐            Employees who normally work less than           Hours (may not exceed 17-1/2 Hours) per week

(5) No exclusions from Compensation (other than pre-entry date compensation) may be elected if Participating Company contributions are allocated in accordance with the integration method described in Section (24)(a).

☐            Employees who normally work during not more than               months (may not exceed 6 months) during any year

☐            Employees who have not attained age              (may not exceed 21)

(23)         Contributions.

(a)           Participating Company Contributions. For each Plan Year, the Participating Companies may make any or all of the following contributions to the Trust and Plan:

☐            (i)            Profit Sharing Contributions. A profit sharing contribution in an amount equal to: (select    one)

☐                        % of each eligible Participant’s Compensation(6)

☐                        % of each eligible Participant’s Compensation under the Integration Level specified in Section (24) of this Adoption Agreement plus           % of such Participant’s Compensation over the Integration Level specified in Section (24) of this Adoption Agreement(7)

☐            an amount determined by the Company for the year

☐            an amount determined by each Participating Company for the year

☐            not applicable

☒            (ii)           Matching Contributions. A matching contribution in an amount equal to:  (select one)

☒            50% of each eligible Participant’s pre-tax contributions up to a maximum matching contribution of 5% (percentage of Participant’s Compensation or dollar amount)

☐            a percentage of each eligible Participant’s pre-tax contributions as determined by the Participating Company for a match period up to a maximum matching contribution of

(6) May not exceed 15%.

(7) The lower limit must be greater than zero (0), and the upper limit may not exceed the lower limit by more than the lesser of the lower limit, or the greater of 5.7% or the rate of tax under Code Section 3111(a) which is attributable to old-age insurance, as adjusted pursuant to Section 6.2(b) of the Trust and Plan.

(percentage of Participant’s Compensation or dollar amount)

☐            not applicable

The match period for which matching contributions are made is:  (select one)

☐            week

☐            calendar month

☐            calendar quarter

☐            semi-annual

☐            Plan Year

☐            Company’s pay period

☒            each Participating Company’s pay period

☐            (iii)          ADP Contributions.  A special ADP contribution in an amount as shall be determined by   the Company from time to time.

☒            (iv)          ADP Test Safe Harbor Contributions.  An ADP Test Safe Harbor Contribution shall be       made as follows: (select one)

☒            Nonelective Contribution.   A nonelective contribution equal to 3%(8) of each Eligible Employee’s Compensation shall be made to:

☒            this Trust and Plan

☐            (Name of Plan)

☐            Basic Matching Contribution. A matching contribution equal to the sum of (a) 100% of each Eligible Employee’s pre-tax contributions up to 3% of Compensation, and (b) 50% of such Eligible Employee’s pre-tax contributions in excess of 3% of Compensation but not in excess of 5% of Compensation

☐            Enhanced Matching Contribution. A matching contribution

(8) Must be 3% or greater.

equal to the sum of (a) 100% of each Eligible Employee’s pre-tax contributions up to            %(9) of Compensation, and (b)               % of such Eligible Employee’s pre-tax contributions in excess of             %(9) of Compensation but not in excess of            % of Compensation(10)

☐            (v)           ACP Test Safe Harbor Contributions.(11)  An ACP Test Safe Harbor Contribution as                 follows:

☐            A matching contribution equal to         % of an Eligible Employee’s pre-tax contributions up to         % of his Compensation(12)

☐            A matching contribution equal to the sum of (a)         % of an Eligible Employee’s pre-tax contributions up to           % of his Compensation and (b)         % of such Eligible Employee’s pre-tax contributions in excess of          % of Compensation but not in excess of           % of Compensation(13)

☐            A matching contribution equal to 100% of an Eligible Employee’s pre-tax contributions up to          % of his Compensation(14)

☐            (vi)          Simple Plan Contributions. A contribution in an amount equal to:

☐            100% of each Eligible Employee’s pre-tax contributions up to              % of Compensation (must be at least 3%)

☐            a       % of Compensation non-elective contribution (must be at least 2%)

(b)           Pre-Tax Contributions. For each Plan Year, a Participant:

☒            may make pre-tax contributions as follows:  (select one)

(9) Must be 3% or greater but not greater than 6%.

(10) Must be completed in a manner which insures that, at any rate of pre-tax contributions, the matching contribution is at least equal to the matching contribution which would have been received if the Participating Companies were making Basic Matching Contributions, but the rate of match cannot increase as deferrals increase.

(11) Must be completed if the Trust and Plan is a Safe Harbor Plan and a Participating Company desires to make a matching contribution other than Basic or Enhanced Matching Contributions.

(12) May not exceed 6% of Compensation.

(13) The percentage inserted in paragraph (b) cannot exceed the percentage inserted in paragraph (a) and also may not exceed 6% of Compensation.

(14) May not exceed 4% of Compensation.

☒            whole percentage of Compensation not less than 1% nor more than 75%

☐            any amount up to               % of Compensation

☐            any amount not less than $         nor more than $

☐            may not make pre-tax contributions

☐            will be deemed to have elected to make pre-tax contributions equal to        % (may not exceed 3%) of Compensation, unless the Participant elects otherwise

(c)           After Tax Contributions. For each Plan Year, a Participant:

☐            may make after tax contributions as follows:  (select one)

☐            between            % and              % Compensation

☐            any amount up to             % of Compensation

☐            any amount not less than $         nor more than $

☒            may not make after tax contributions

(24)         Allocation of Profit Sharing Contributions.

(a)           Profit sharing contributions will be allocated in accordance with one of the following methods as described in Section 6.2 of the Trust and Plan:  (select one)

☒            relative Compensation

☐            integration method with an Integration Level of:

☐                       % of the Social Security taxable wage base

☐            $

☐            per capita among eligible Participants

☐            in proportion to relative Hours of Service

☐            uniform points

☐            points for each year of Service

☐            points for each $         of Compensation

☐            not applicable

(b)           Contributions made by each Participating Company shall be allocated among:  (select one)

☐            all eligible Participants

☒            eligible Participants employed by such Participating Company

☐            not applicable

(25)         Exclusions from Eligibility for Profit Sharing Allocations and Reallocation of Forfeitures. The following Participants shall be excluded from receiving an allocation of profit sharing contributions pursuant to Section 6.2 of the Trust and Plan and a reallocation of forfeitures, if applicable, pursuant to Section 15.4 of the Trust and Plan:  (select all that apply)

☐            Participants who complete fewer than         Hours of Service (not more than 1,000) during the Plan Year

☐            Participants whose employment terminates prior to the last day of the Plan Year

☐            Participants whose employment terminates prior to the last day of the Plan Year for reasons other than:  (select all that apply)

☐            retirement

☐            Disability

☐            death

☒            none of the above

(26)         Allocation of ADP Contributions. ADP Contributions shall be allocated among:  (select one)

☐            all Participants

☐            non-highly compensated Participants only

(27)         Vesting of Participating Company Contributions.(15)

(a)           Vesting of Profit Sharing Contributions. Profit sharing contributions made by a Participating Company pursuant to Section (23)(a)(i) of this Adoption Agreement will become vested pursuant to the following schedule:  (select one)

☒            Vested Percentage is 100% at all times

☐            Vested Percentage is 100% upon completion of       years of Vesting Service (may not exceed 5)

☐            graded vesting, as follows:

Years of Vesting Service	Vested Percentage

Less than 1
1 but less than 2
2 but less than 3
3 but less than 4	(must be at least 20%)
4 but less than 5	(must be at least 40%)
5 but less than 6	(must be at least 60%)
6 but less than 7	(must be at least 80%)
7 or more

☐            not applicable

(b)           Vesting of Matching Contributions. Matching contributions made by a Participating Company pursuant to Section 23(a)(ii) of this Adoption Agreement become vested pursuant to the following schedule:  (select one)

☒            Vested Percentage is 100% at all times

☐            Vested Percentage is determined in accordance with the vesting schedule in Section (27)(a) above

☐            Vested Percentage is 100% upon completion of       years of Vesting Service (may not exceed 5)

☐            graded vesting, as follows:

(15) Vested Percentage must be 100% for Safe Harbor Plans and Simple Plans.

Years of Vesting Service	Vested Percentage

Less than 1
1 but less than 2
2 but less than 3
3 but less than 4	(must be at least 20%)
4 but less than 5	(must be at least 40%)
5 but less than 6	(must be at least 60%)
6 but less than 7	(must be at least 80%)
7 or more

☐                            not applicable

(28)         Vesting in Top-Heavy Years. The Vested Percentage of a Participant who is credited with a year of Vesting Service during a Plan Year in which the Trust and Plan is Top-Heavy, will be determined as follows:  (select one)

☐            Vested Percentage is determined in accordance with the vesting schedule in Section (27)(a) above

☐            Vested Percentage is 100% at all times

☐            Vested Percentage is 100% upon completion of       years of Vesting Service (may not exceed 3)

☒            graded vesting, as follows:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	0%
2 but less than 3	20% (must be at least 20%)
3 but less than 4	40% (must be at least 40%)
4 but less than 5	60% (must be at least 60%)
5 but less than 6	80% (must be at least 80%)
6 or more	100%

(29)         Vesting Service Exclusions. Vesting Service excludes any Years of Service or Periods of Service which occurred:  (select all that apply)

☐            prior to                      (cannot be later than the Effective Date of the Trust and Plan)

☐            prior to the time the Participant attained       years of age (not more than 18)

☒            prior to the Effective Date of the Trust and Plan or any Predecessor Plan

☐            prior to the acquisition by the Controlled Group of a predecessor employer (cannot be excluded if predecessor maintained a qualified plan which was merged into the Trust and Plan)

☐            for Employees of               (division, department or location), prior to                (cannot be later than the date the employer became a Participating Company)

☐            prior to a termination of employment, unless the Participant repays amounts previously distributed from the Trust and Plan (applies only to Participants less than 100% vested)

☐            none of the above

(30)         Use of Forfeitures. Amounts forfeited from Employer Contribution Accounts under the Trust and Plan will be:  (select one)

☒            reallocated among the Employer Contribution Accounts of eligible Participants

☐            used to reduce future Participating Company profit sharing contributions

☐            not applicable

Amounts forfeited from Matching Contribution Accounts under the Trust and Plan will be:  (select one)

☒            used to reduce future Participating Company matching contributions

☐            not applicable

(31)         Recrediting of Accounts on Rehire. Amounts forfeited following a Termination of Employment by a Participant who is rehired by a Participating Company prior to his incurring five (5) consecutive One Year Breaks In Service will be:  (select one)

☐            recredited to his Employer Contribution and/or Match Account as of his date of rehire

☒            recredited to his Employer Contribution and/or Match Account upon repayment to the Trust and Plan of any amounts which were previously distributed to such Participant from the Trust and Plan following his previous Termination of Employment

☐            not applicable

(32)         Required Minimum Distributions.

(a)           Required Beginning Date. The required beginning date of a Participant shall be as follows: (select one)

☐            the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2

☒            the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires whichever is later, except that in the case of a five percent (5%) owner, the required beginning date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2

(b)           Transition Rule. (select one or both, as applicable)

☐            a Participant who is not a five percent (5%) owner and who has not retired may elect no later than April 1 of the calendar year following the year in which he attained age 70-1/2 to defer distribution until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions no later than the April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2

☐            a Participant who is not a five percent (5%) owner and who attained age 70-1/2 prior to                  may elect to stop receiving distributions until the April 1 of the calendar year following the year in which the Participant retires

(c)           Application of Proposed Regulations. Minimum required distributions made from the Trust and Plan under Code Section 401(a)(9): (select one)

☐            will, for calendar years beginning on or after                        (no earlier than January 1, 2001)

☒            will not

be calculated in accordance with regulations under Code Section 401(a)(9) that were proposed on January 17, 2001.

(33)         Normal Retirement Date. A Participant’s Normal Retirement Date is the day on which he meets each of the following requirements:  (select all that apply)

☒            attains age 65 (not less than 55 nor more than 65)

☐            completes        years of participation (not to exceed 5 years)

(34)         Early Retirement Date.(16)  A Participant’s Early Retirement Date is the day on which he retires from the employ of the Controlled Group subsequent to the date:  (select one)

☐            he attains age

☐            he completes       years of participation

☐            he completes         years of Vesting Service

☐            the later of age or completion of years of participation

☐            the later of age or completion of years of Vesting Service

☒            not applicable

(35)         Permanent and Total Disability. Permanent and Total Disability will be determined on the basis of: (select one)

☒            Social Security definition contained in Section 2.39(a) of the Trust and Plan

☐            alternative definition contained in Section 2.39(b) of the Trust and Plan

(16) The designation of an Early Retirement Date may accelerate vesting and distribution.  The Early Retirement Date cannot exceed the Normal Retirement Date selected in Section (33).

(36)         Forms of Benefit. Distributions upon Termination of Employment, retirement, Disability and death will be made in accordance with: (select one)

☐            Article 18 of the Trust and Plan (Non-Annuity Forms)

☒            Article 18A of the Trust and Plan (Normal Form - Annuity)

☐            Article 18A of the Trust and Plan (Normal Form - Lump Sum unless Annuity Form elected)

(a)           Non-Annuity Forms of Benefit. Distributions made in accordance with Article 18 or 18A of the Trust and Plan in a non-annuity form will be permitted in the following form(s):  (select all that apply)

☐            lump sum form

☐            installment payments over a period of years (not to exceed the life expectancy of the Participant)

☐            installment payments over the maximum permissible years under Code Section 401(a)(9)

☐            not applicable (annuity forms of benefit apply)

(b)           Annuity Forms of Benefit. Distributions made in accordance with Article 18A of the Trust and Plan in an annuity form will be permitted in the following form(s):  (select all that apply)

☒            life annuity form

☐            spouse’s annuity form

☒            joint and survivor form (50%)

☐            life-period certain form over      year period

☐            full cash refund life annuity form

☒            lump sum form

☐            installment payments over a period of years not to exceed:

☐                  years

☐            the maximum distribution period permissible under Code Section 401(a)(9)

☐            not applicable (non-annuity forms of benefit apply)

(c)           Timing of Installment Payments. Installment payments, if permitted pursuant to (a) or (b) above, will be made on the following basis:  (select all that apply)

☐            monthly

☐            quarterly

☐            semi-annually

☐            annually

(37)         Elimination of Forms of Benefit. No Participant, Beneficiary or Alternate Payee whose Annuity Starting Date is on or after                            (17) shall be eligible to receive a distribution from the Trust and Plan in the form of                   .

(38)         Benefit Commencement Date. In the event of the Termination of Employment of a Participant for any reason other than his death, Disability or retirement, distribution shall be made or shall commence to be made pursuant to Section 15.2 of the Trust and Plan as of the date specified below:

(a)           Involuntary Cash-Out. If the value of his Vested Interest is $5000 or less (not more than $5000):  (select one)

☒            as soon as reasonably possible following his Termination of Employment

☐            as soon as reasonably possible following the close of the Plan Year in which his Termination of Employment occurs

☐            as soon as reasonably possible following the close of the calendar quarter in which his Termination of Employment occurs

☐            as soon as reasonably possible following the close of the half-year in which his Termination of Employment occurs

(17) May not be earlier than the earlier of (a) the 90th day after the date the Participant, Beneficiary or Alternate Payee has been furnished a Summary Plan Description or a Summary of Material Modifications which reflects the amendment to eliminate a form of benefit, and (b) the first day of the second Plan Year following the Plan Year in which this Adoption Agreement or amendment to the Adoption Agreement to remove a form of distribution is adopted.

☐            as soon as reasonably possible following the Valuation Date which coincides with or next follows the              (date, month, Plan quarter, Plan Year) which next follows his Termination of Employment

(b)           Amounts Not Subject to Involuntary Cash-Out.  If the value of his vested interest is in excess of $5,000 (not more than $5000):  (select one)

☒            as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, or as of such earlier date as the Participant shall select provided such earlier date is not earlier than an administratively reasonable period beyond the date of his Termination of Employment

☐            as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, or as of such earlier date as the Participant shall select provided such earlier date is not earlier than

☐            as of the date specified below determined on the basis of the amount of his Vested Interest:

(i)            if the value of his Vested Interest is greater than $          (not more than $5,000), but not in excess of $         , the distribution shall be made or shall commence as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, or as of such earlier date as the Participant shall select provided such earlier date is not earlier than an administratively reasonable period beyond the date of his Termination of Employment; or

(ii)           if the value of his Vested Interest is in excess of $           , the distribution shall be made or shall commence as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, or as of such earlier date as the Participant shall select provided such earlier date is not earlier than an administratively reasonable period beyond

(c)           Account Becoming Cash-Out Eligible. If a Participant would have received a distribution under (a) above but for the fact that the value of his Vested Interest exceeded $5000 (insert same dollar amount as under (a) and (b) above) upon his Termination of Employment, and if at a later date such value is reduced such that it does not exceed $5000 (insert same dollar amount), the Participant:  (select one)

☒            will

☐            will not

receive a distribution of such Vested Interest pursuant to (a) above as soon as reasonably possible following such reduction below $5000 (insert same dollar amount).

Except as otherwise permitted by the Adoption Agreement, pursuant to Section 18.1 or 18A.1 of the Trust and Plan and pursuant to the election of the Participant, distributions must be made or commence to be made not later than sixty (60) days after the close of the Plan Year in which the Participant’s Normal Retirement Date occurs.

(39)         Delayed Distribution. Following Termination of Employment, distributions:  (select one)

☒            will commence as of the dates specified in Articles 15, 16 and 17 of the Trust and Plan

☐            may be deferred by election of the Participant or his Beneficiary subject to Sections 18.5 and 18A.10 of the Trust and Plan

☐            may be deferred by election of the Participant or his Beneficiary subject to Sections 18.5 and 18A.10 of the Trust and Plan and the following additional restrictions:

(40)         Distributions Made Pursuant to Qualified Domestic Relations Orders. If permitted or required pursuant to the terms of a Qualified Domestic Relations Order, an Alternate Payee:  (select one)

☒            may

☐            may not

receive a immediate lump sum distribution from the Trust and Plan as soon as reasonably possible following transfer from the affected Participant’s Accounts to the Alternate Payee’s Accounts, regardless of whether the affected Participant is at such time eligible for distribution or whether a lump sum form of distribution is otherwise permitted under the Trust and Plan.

(41)         Insurance. The purchase of insurance:  (select one)

☐            is permitted

☒            is not permitted

If the purchase of insurance is permitted above, it will be purchased as follows:  (select one)

☐            at the direction of the Participant

☐            on behalf of all Participants meeting the following requirements (specify):

(42)         Loans.

(a)           Loans to parties in interest under the Trust and Plan:  (select one)

☐            are permitted in any circumstances upon approval of loan application

☒            are permitted only in the following limited circumstance(s) and upon approval of the loan application

☐    in the event the Participant would otherwise qualify for a hardship distribution, but for the availability of a plan loan or other assets

☒    Other (specify):  Loans are permitted only for the following reasons:  (1) the purchase, construction or improvement of a residence or other real estate; (2) the purchase of a vehicle (including an automobile, van, truck or recreational vehicle); (3) tuition and other educational expenses; (4) medical and dental expenses; and (5) funeral expenses of a family member.

☐            are not permitted

(b)           If permitted, loans may be made from the following Accounts:  (select all that apply)

☒            all Accounts

☐            Pre-Tax Account

☐            Match Account

☐            Employer Contribution Account

☐            Special ADP Account

☐            Safe Harbor Contribution Account

☐            Personal Account

(c)           If permitted, the maximum number of loans is:  (select one)

☐            one

☒            two

(d)           If permitted, the minimum loan amount is:  (select one)

☐            $500

☒            $1,000

☐            other

☐            no minimum

(43)         Withdrawals.

(a)           Withdrawals from Pre-Tax Account. Withdrawals from Pre-Tax Accounts:  (select all that apply)

☒            are permitted after age 65 (must be at least age 59-1/2)

☐                      withdrawal(s) per               is (are) permitted

☐            are not permitted

☐            not applicable

(b)           Withdrawals of Qualified Nonelective Contributions. Withdrawals from Accounts that contain qualified nonelective contributions:  (select all that apply)

☒            are permitted after age 65 (must be at least age 59-1/2)

☐                     withdrawal(s) per              is (are) permitted

☐            are not permitted

☐            not applicable

(c)           Withdrawals from Safe Harbor Contribution Account. Withdrawals from Safe Harbor Contribution Accounts:  (select all that apply)

☒            are permitted after age 65 (must be at least age 59-1/2)

☐                      withdrawal(s) per            is (are) permitted after the age set forth above

☐            are not permitted

☐            not applicable

(d)           Withdrawals from Employer Contribution Account. Withdrawals from Employer Contribution Accounts:  (select all that apply)

☒            are permitted after:

☐            the amounts have been credited to such Account for at least 2 years

☒            the Participant has completed a minimum of 5 Years of Service

☒            are permitted after age 65

☐                          withdrawal(s) per               is (are) permitted

☐            are not permitted

☐            not applicable

(e)           Withdrawals from Match Accounts. Withdrawals from Match Accounts:  (select all that apply)

☒            are permitted after:  (select one)

☐            the amounts have been credited to such Account for at least 2 years

☒            the participant has completed a minimum of 5 Years of Service

☒            are permitted after age 65

☐                          withdrawal(s) per                 is (are) permitted

☐            are not permitted

☐            not applicable

(f)            Withdrawals from Rollover Accounts. Withdrawals from Rollover Accounts: (select all that apply)

☒            are permitted

☐                          withdrawal(s) per                is (are) permitted

☐            are not permitted

(g)           Withdrawals from After Tax Accounts. Withdrawals from After Tax Accounts:  (select all that apply)

☐            are permitted

☐                          withdrawal(s) per               is (are) permitted

☐            are not permitted

☒            not applicable

(h)           Withdrawals From Pre-87 IRA Accounts. Withdrawals from Pre-87 IRA Accounts:  (select all that apply)

☐            are permitted

☐            are permitted after age

☐                          withdrawal(s) per                   is (are) permitted

☐            are not permitted

☒            not applicable

(44)         Hardship Distributions.

(a)           Hardship distributions: (select one)

☒            are permitted

☐            are not permitted

(b)           If permitted, hardship distributions shall be made from the following Accounts:  (select all that apply)

☒            Pre-Tax Account

☒            Employer Contribution Account (other than Qualified Nonelective Contribution amounts)

☒            Match Account (other than Qualified Nonelective Contribution amounts)

☒            Distribution Account

☒            Rollover Account

☐            Pre-87 IRA Account

☐            Not Applicable

(45)         Minimum Amount of Withdrawals. If withdrawals are permitted under Section (43) or (44) above, the minimum amount of any withdrawal shall be:  (select one)

☐            the lesser of $               or the total vested amount credited to the Participant’s Accounts from which a withdrawal may be made

☒            no minimum

(46)         Rollover Contributions. This Trust and Plan will accept a rollover contribution from:  (select all that apply)

☒            a qualified plan described in Code Section 401(a)

☒            an Individual Retirement Account (“IRA”) which holds money previously distributed to a Participant from a qualified plan described in Code Section 401(a) (“Conduit IRA”)

☐            rollovers are not permitted

(47)         Appointment of Trustee. The Company hereby designates the following institution or individual(s) as Trustee(s) under the Trust and Plan:

Central Bank and Trust Company

(48)         Application of Trust Provisions. The trust provisions contained in the Prototype Trust and Plan document: (select one)(18)

☒            shall apply

☐            shall not apply

(49)         Appointment of Administrator. The Company hereby designates CPI Qualified Plan Consultants, Inc. as the Administrator of the Trust and Plan.

(50)         411(d)(6) Protection. Benefits protected under Code Section 411(d)(6), if any, are:

These benefits are protected with respect to:  (select one)

☐            pre-Effective Date Account only

☐            total Account

(51)         Top Heavy Provisions.

(a)           Top-Heavy Minimum Benefit. If this Trust and Plan is Top-Heavy for a Plan Year and if a Participant who is a Non-Key Employee is also a participant in any defined benefit or defined contribution plan maintained by a Participating Company, the Top-Heavy minimum benefit shall be provided as follows:  (select one)

☐            the minimum benefit required under Code Section 4l6(c)(l) or Code Section 416(h)(2)(A)(ii) shall be provided under one of the defined benefit plans in a manner such that the

(18) If the trust provisions contained in the Prototype Trust and Plan document are not utilized, a copy of the trust provisions to be utilized must be provided to and approved in writing by Calfee, Halter & Griswold LLP.

benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, credited to the Participant’s Accounts under this Trust and Plan and any other defined contribution plan maintained by a Participating Company for such Top-Heavy year or years

☐            the minimum benefit required under Code Section 416(c)(1) or Code Section 416(h)(2)(A)(ii) shall be provided under one of the defined benefit plans maintained by the Participating Company

☐            the minimum contribution required under Regulation Section 1.416-1(m)(12) or Regulation Section 1.416-1(m)(14) shall be provided under one of the defined contribution plans maintained by the Participating Company

(b)           Present Value. For purposes of establishing present value to compute the Top-Heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest Rate:         %

Mortality Table:

(c)           Top-Heavy Valuation Date. For purposes of computing the Top-Heavy ratio, the Top-Heavy Valuation Date shall be:  (select one)

☐            the last day of the Plan Year

☐            other (specify:

(52)         Excess Annual Additions. For limitation years beginning before January 1, 2000, if a Participating Company maintains more than one qualified plan and the limitations set forth in Sections 26.1 and 26.2 of the Trust and Plan are exceeded, the benefits of a Participant who participates in more than one such plan will be reduced in the following order:

(53)         Sponsor Information. The name, address and telephone number of the Sponsor of this prototype plan are:

Calfee, Halter & Griswold LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

(216) 622-8200

Inquiries regarding adoption of the Trust and Plan, the meaning of any provisions of the Trust and Plan, or the effect of the Opinion Letter issued to the Sponsor by the Internal Revenue Service should be directed to the Sponsor at the address set forth above.

(54)         Amendment or Discontinuance of Plan. The Sponsor of this prototype plan will inform the Company of any amendments made to the plan or the discontinuance thereof.

(55)         Improper Completion of Adoption Agreement. Failure to properly complete this Adoption Agreement may result in disqualification of the Trust and Plan.

(56)         Basic Plan Document. This Adoption Agreement may be used only in conjunction with basic plan document 01.

(57)         Reliance. The Company may rely on an Opinion Letter issued by the Internal Revenue Service as evidence that the Trust and Plan is qualified under Code Section 401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Company may not rely on the Opinion Letter in certain other circumstances or with respect to those qualification requirements which are specified in the Opinion Letter and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, an application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

IN WITNESS WHEREOF, the Company and the Participating Companies, by their duly authorized officers, have caused this Adoption Agreement to be executed this 12th day of December, 2002.

North Coast Energy, Inc.		North Coast Energy Eastern, Inc.
(“Company”)		(“Participating Company”)

By	/s/ Dale E. Stitt	By	/s/ Dale E. Stitt

And	/s/ Dean A. Swift	And	/s/ Dean A. Swift

The undersigned Trustee hereby executes and agrees to act as Trustee under the Trust and Plan.

Central Bank and Trust Co.

/s/ Richard B. Chambers

Senior Vice President & Trust Officer

Calfee, Halter & Griswold LLP, by its duly authorized representative, hereby acknowledges receipt of and accepts the foregoing Adoption Agreement this 18th day of December, 2002.

CALFEE, HALTER & GRISWOLD LLP
(“Prototype Sponsor”)

By:	/s/ P.J. Hauer Jr.